                                                                   EXHIBIT 99(b)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 11-K

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999




                          COMMISSION FILE NUMBER 1-2275



                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
                                 375 Park Avenue
                            New York, New York 10152
              (Full title of the plan and the address of the plan)



                            THE SEAGRAM COMPANY LTD.
                                1430 Peel Street
                        Montreal, Quebec, Canada, H3A 1S9
           (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                              REQUIRED INFORMATION

1.   Not Applicable.

2.   Not Applicable.

3.   Not Applicable.

4 The Seagram 401(k) Plan - UNI Employees (the "UNI Plan") is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Attached hereto are the financial statements of the UNI Plan for the fiscal year ended December 31, 1999 prepared in accordance with the financial reporting requirements of ERISA.

                                    EXHIBITS

1. Financial statements of the UNI Plan for the fiscal year ended December 31, 1999 prepared in accordance with the financial reporting requirements of ERISA.

2.   Consent of Gutierrez & Co., independent accountants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.


                         THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES

                         By  /s/ John Borgia
                            --------------------------------------
                            John Borgia
                            Member of Investment Committee


Date:  June 30, 2000

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES

                          INDEX TO FINANCIAL STATEMENTS


                                                                       Page
                                                                       ----
Independent Auditors' Report                                             1

Statement of Net Assets Available for Benefits                           2

Statement of Changes in Net Assets
     Available for Benefits                                              3

Notes to Financial Statements                                         4-12

                          INDEPENDENT AUDITORS' REPORT

To the Administrative Committee of
The Seagram 401(k) Plan - UNI Employees

         We have audited the accompanying statements of net assets available for benefits of The Seagram 401(k) Plan - UNI Employees (the "Plan") as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

/s/ Gutierrez & Co.

Flushing, New York
June 20, 2000

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS


                                                                                December 31,
                                                                       -------------------------------
                                                                            1999             1998
                                                                       --------------   --------------


Net assets held in trust by Bank of New York ( Note 11 )               $    1,166,973   $    1,044,050
                                                                       --------------   --------------

NET ASSETS AVAILABLE FOR BENEFITS                                      $    1,166,973   $    1,044,050
                                                                       ==============   ==============

    The accompanying notes are an integral part of the financial statements.

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                                                                Year Ended December 31,
                                                                            -----------------------------
                                                                                1999             1998
                                                                            ------------     ------------
CONTRIBUTIONS
    Participating Employees                                                 $    123,710     $    188,588
    Participating Companies                                                       51,034           53,200
                                                                            ------------     ------------
                                                                                 174,744          241,788
                                                                            ------------     ------------
INVESTMENT INCOME ON ASSETS HELD BY
   BANK OF NEW YORK

    Net appreciation in fair value of investments                                132,648          168,173
    Dividends and interest                                                        13,833           20,805

PARTICIPANT WITHDRAWALS                                                     (     198302)    (    307,555)
                                                                            ------------     ------------

INCREASE IN PLAN EQUITY
                                                                                 122,923          123,211

PLAN EQUITY AT BEGINNING OF YEAR                                               1,044,050          920,839
                                                                            ------------     ------------

PLAN EQUITY AT END OF YEAR                                                  $  1,166,973     $  1,044,050
                                                                            ============     ============




    The accompanying notes are an integral part of the financial statements.

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS



1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           The accounting policies followed in the preparation of the financial statements of The Seagram 401 (k) Plan - UNI Employees (the "Plan") conform with generally accepted accounting principles. The more significant accounting policies are:

           Basis of Accounting

           The accompanying financial statements of the Plan are maintained on the accrual basis of accounting.

           Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

           Investment Valuation

           The assets are held in trust by Bank of New York (Trustee) in the Joseph E. Seagram & Sons, Inc. Master Trust (Master Trust), which also includes assets of the 401(k) plans of the company's affiliates, Universal Studios, Inc. and Spencer Gifts, Inc. Effective July 1, 1999, the assets of the PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees were added to the Master Trust. The related investment income and appreciation in fair value represents allocations to the Plan based upon the ratio of the Plan's assets to total Master Trust Assets.

           Investment securities are recorded and valued as follows:

           United States government obligations at fair value based on the current market yields; temporary investments in short-term investment funds at cost which in the normal course approximates market value; securities representing units of other funds at net asset value; The Seagram Company Ltd. common shares at the closing price reported on the composite tape of the New York Stock Exchange on the valuation date.

           Security Transactions

           Security transactions are accounted for on a trade date basis with the average cost basis used for determining the cost of investments sold. Interest income is recorded on an accrual basis. Income on securities purchased under agreements to resell is accounted for at the repurchase rate. Changes in discount on coupons detached from United States Treasury Bonds are reflected as unrealized appreciation.

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS



2.         DESCRIPTION OF THE PLAN

           The Plan is a defined contribution plan originally established as the UNI Distribution Corp. Employees Savings Plan ("UNI Plan") and is subject to the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

           Effective January 1, 1997, the UNI Plan was amended and continued in the form of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (the "Seagram Plan"). The name of the UNI Plan was changed to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - UNI Employees (the "Plan"). Effective January 1, 1999, the name of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - UNI Employees was changed to The Seagram 401(k) Plan - UNI Employees. To simplify plan administration, the Plan was amended in the form of the Seagram Plan, including certain modifications to the terms, to accomodate the benefits provisions solely applicable to eligible employees of UMG Manufacturing and Logistics, Inc. ("UNI"). Notwithstanding the adoption of the form of the Seagram Plan, the Plan has continued its existence as a separate plan. Plan assets are solely available for the benefit of and used to satisfy the liabilities incurred on behalf of employees of the Plan.

           The Plan covers certain employees of UNI and certain of its United States subsidiaries (collectively, the "Participating Companies"), excluding persons who are members of a labor union, guild or other collective bargaining unit unless the employee is salaried and paid in whole or in part by UNI. In addition, interns must complete one year of service before they are eligible to participate in the Plan.

           The Plan provides benefits to participants based upon amounts voluntarily contributed to a participant's account by the participant and amounts contributed under certain circumstances, by the Participating Companies (see Note 4). Under the Plan, a participant is not provided with any fixed benefit. The ultimate benefit to be received by the participant depends on the amounts contributed, the investment results and other adjustments, and the participant's vested interest at termination of employment (see Note 5).

           With respect to each participant, contributions are allocated among four accounts specified in the Plan: pre-tax account, company match account, after-tax account and rollover account (the "Accounts"). Such contributions are invested as designated by the participants in one or more of the investment funds referred to in Note 3, and are accumulated and invested in the Master Trust. Plan assets are solely available for the benefit of and used to satisfy the liabilities incurred on behalf of employees covered by the Plan. The Plan is administered by the Joseph E. Seagram & Sons, Inc. (the "Company") through an Administrative Committee appointed by the Board of Directors of the Company.

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS



3.         INVESTMENT PROGRAM

           During the year ended December 31, 1999, the Plan was comprised of nine investment funds: (i) the Money Market Fund investing primarily in the State Street Yield Enhanced STIF Fund managed by State Street Bank and Trust Company; (ii) the Stable Income Fund investing in the La Salle Income Plus Fund managed by LaSalle National Trust, N.A.;
           (iii) the Bond Fund investing in PIMCO Total Return Fund, Class A Shares (which replaced the Putnam Income Fund, Class A Shares on June 1, 1998) managed by PIMCO; (iv) the S&P 500 Index Fund investing in the S&P 500 Flagship Fund, Series C, managed by State Street Bank and Trust Company; (v) the Managed Equity Fund investing in Lazard Equity Portfolio managed by Lazard Freres Asset Management; (vi) the Growth Equity Fund investing in Brandywine Fund, Inc. managed by Freiss Associates (up to February 1, 1999); on December 1, 1999, the Growth Equity Fund was reestablished investing in Vanguard Institutional Index Fund managed by Vanguard; (vii) the Seagram Stock Fund investing primarily in The Seagram Company Ltd. common shares; :(viii) the Dreyfus Small Company Value Fund investing in the Dreyfus Small Company Value Fund managed by Dreyfus and (ix) the MSDW International Equity Fund investing in MSDW International Equity Fund managed by Morgan Stanley. The investments are administered by the Investment Committee appointed by the Board of Directors of the Company.

4.         CONTRIBUTIONS

           Non-highly compensated employees, as defined by the Plan , may elect to contribute to their pre-tax accounts on a pre-tax basis ("Pre-Tax Contributions) and/or to their after-tax accounts on an after-tax basis ("After-Tax Contributions") through payroll deductions of 1% to 14% (in the aggregate) (up to 17% effective January 1,1999) of their annual salary (as defined in the Plan), in multiples of 1%, in any combination. Highly-compensated employees, as defined, may elect to contribute from 1% to 10% of their annual salary on a pre-tax basis and from 1% to 10% of their annual salary on an after-tax basis; provided, the aggregate percentage of the contributions does not exceed 10% (effective January 1, 1999, the aggregate precentage of pre-tax and after-tax contribution is 17% with a 10% limit of their pre-tax account) of their annual salary. Pre-tax Contributions and After-Tax Contributions are subject to limitations imposed by federal laws for qualified retirement plans.

           The Plan provides for mandatory matching contributions by the Participating Companies payable to the participants' company match accounts. The Participating Companies, except as herein noted, contribute on behalf of the participants 40% of the participants'contributions not exceeding 5% of their salary. Effective January 1, 1999, the Participating Companies matching contribution was increased to 60% of the first 6% of the Participants' Pre-Tax and After-Tax Contributions. The Participating Companies matching contributions are subject to limitations imposed by federal laws for qualified retirement plans.

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS




4.         CONTRIBUTIONS (Continued)

           The Plan will accept into participants' rollover Accounts cash received by participants from a qualified plan within the time prescribed by applicable law ("Rollover Contributions").

           The Participating Companies may make discretionary contributions in an amount to be determined by the Participating Companies. The Participating Companies have not made discretionary contributions since the inception of the Plan.

5.         VESTING

           A participant in the Plan always has a fully vested interest in the value of his or her contributions and rollover accounts. He or she has a non-forfeitable right to the value of his or her company match account upon the attainment of age 60, disability (as defined in the Plan ) or death. Upon termination of employment for any other reason, a participant vests in the funds held in his or her company match account in accordance with the following vesting schedule:

                                    Years of Service                         Vested Percentage
                                    ----------------                         -----------------
                                          Less than 1                                 0%
                               At least 1, but less than 2                           20%
                               At least 2, but less than 3                           40%
                               At least 3, but less than 4                           60%
                               At least 4, but less than 5                           80%
                                           5 or more                                100%

           Upon termination of employment for reasons other than the attainment of age 60, disability or death of a participant who was not fully vested in his or her company match account, the nonvested portion of the participant's company match account shall be forfeited. Any amount forfeited shall be applied to reduce the Participating Companies' contributions. Any amount forfeited shall be restored if the participant is re-employed by a Participating Company before incurring a five year break in service and if the participant repays to the Plan (within five years after his or her reemployment commencement date) an amount in cash equal to the full amount distributed to him or her from the Plan on account of termination of employment, excluding amounts from the after-tax and rollover accounts at the participant's election.

           The nonvested interest of terminated participants serves to reduce Participating Company contributions in the accordance with the terms of the Plan. The Participating Companies used $2,508 in forfeitures to offset their contributions during the year ended December 31, 1999.

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS



6.         DISTRIBUTIONS

           Upon termination of employment, after the attainment of age 60 or for reason of disability or death, the participant or his or her beneficiary shall receive the value of his or her Accounts. However, if the termination of employment is for reasons other than the attainment of age 60, disability or death, the participant shall receive only the value of the vested funds in his or her Accounts (See Note 5). Benefits are recorded when paid.

           In accordance with the procedures established by the Administrative Committee and the terms of the Plan, a terminated employee may elect to defer final distribution from the Plan. Upon such election, the amount in the participant's vested interest in the Plan is entitled to continue to receive investment income and is held by the Trustee until the date of distribution as elected by the participant.

           Prior to termination of employment, the participant may withdraw amounts from the participant's Accounts in accordance with the provisions of the Plan.

7.         LOANS TO PARTICIPANTS

           A participant may apply for loans up to the lesser of $50,000 or 50% of the value of the vested portion of the participant's Accounts. The minimum loan amount is $1,000. The maximum repayment terms are 5 years for general purpose loans and 25 years for principal residence loans. Applications for loans must be approved by the Administrative Committee. The amounts borrowed are transferred from the investment funds in which the participant's Accounts are currently invested. Repayments and interest thereon are credited to the participant's current investment funds through payroll deductions made each pay period. The interest rate for loans is based on the prime rate on the first business day of the month in which the loan is made plus one percentage point.

8.         TAX STATUS OF PLAN

           The Internal Revenue Service has ruled by a letter dated April 20, 2000 that the Plan is qualified under Section 401(a) of the Internal Revenue Code, as amended. So long as the Plan continues to be so qualified, it is not subject to Federal income taxes.

           Participants are not currently subject to income tax on the Participating Companies' contributions to the Plan or on income earned by the Plan. Benefits distributed to participants or to their beneficiaries may be taxable to them. The tax treatment of the value of such benefits depends on the event giving rise to the distribution and the method of distribution selected.

9.         RELATED PARTY TRANSACTIONS

           Some of the Plan expenses including trustee, custodial, and certain recordkeeping fees, are paid by the Company, and personnel and facilities of the Company are used by the Plan at no charge.

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS



10.        TERMINATION OF THE PLAN

           The Board of Directors of the Company may terminate the Plan at any time. In the case of termination, the rights of participants to their accounts shall be vested as of the date of termination.

11.        ASSETS HELD IN TRUST

           The assets of the Plan are invested in the Master Trust held by the Trustee where the assets of other related employee benefit plans of affiliates are invested on a commingled basis.

           The Master Trust net assets consist of the following classification of assets and liabilities as of December 31, 1999 and 1998.

                                                                                                1999                       1998
                                                                                         -------------------      -----------------
           Assets

           Investments held in trust at fair valued determined by
           quoted market prices:
           Money Market Fund
              State Street Yield Enhanced STIF Fund                                     $     57,250,843           $   27,162,114
           Stable Income Fund
              The LaSalle Income Plus Fund                                                    54,177,363               14,338,837
           Bond Fund
             PIMCO Total Return Fund, Class A Shares                                         108,694,075               31,114,802
           S&P 500 Index Fund
             State Street S&P 500 Flagship Fund  Series C                                    257,741,161              129,652,061
           Managed Equity Fund
             Lazard Equity Portfolio Fund                                                     69,428,179               29,014,228
           Growth Equity Fund
              Vanguard Institutional Index Fund                                               10,005,713
              Cash                                                                               195,458
              Brandywine Fund Inc. Common Shares                                                                       25,271,841
           Seagram Stock Fund
             The Seagram Company Ltd. Common Shares                                           31,925,545               15,666,526
              Collective Short Term Investment Fund                                              847,036                  468,709
           The Coca-Cola Company Stock Fund
              The Coca-Cola Company Common Stock                                               3,214,351                3,941,074
              Collective Short Term Investment Fund                                               77,420                   97,496

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS



11.        ASSETS HELD IN TRUST ( Continued )

                                                                                               1999                     1998
                                                                                         ---------------       ------------------
           Dreyfus Small Company Value Fund
              Dreyfus Small Company Value Fund                                     $          15,733,411        $       2,314,513
           MSDW  International Equity Fund
              MSDW  International Equity Fund                                                 13,493,724                1,912,494
           Dreyfus GIC Fund
               GICs and GACS                                                                  13,110,054
             Collective Short Term Investment Fund                                               198,267
           Loans to Participants                                                               9,614,355                7,253,248
                                                                                         ---------------       ------------------

                     Total Investments                                                       645,706,955              288,207,943
                                                                                         ---------------       ------------------

            Receivables

           Accrued interest and dividends                                                      5,226,406                  187,437
           Contributions receivable                                                                2,068                  640,375
           Proceeds from securities sold                                                       1,925,793                2,907,827
                                                                                         ---------------       ------------------
                     Total Receivables                                                         7,154,267                3,735,639
                                                                                         ---------------       ------------------

           Total assets                                                                      652,861,222              291,943,582
                                                                                         ---------------       ------------------

           Liabilities

           Accounts payable for securities purchased                                           6,551,837                3,537,298
           Administrative expenses                                                                13,989                    3,460
           Other payables                                                                         49,311
           Benefit payments                                                                        1,944                  -
                                                                                         ---------------       ------------------

           Total liabilities                                                                   6,617,081                3,540,758
                                                                                         ---------------       ------------------

           Net Assets                                                                       $646,244,141             $288,402,824
                                                                                         ===============       ==================

           As of December 31, 1999 and 1998, the equitable share of the Plan in the Master Trust is 00.18% and 00.36% respectively.

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS



11.        ASSETS HELD IN TRUST ( Continued )

           As of December 31, 1999 and 1998, the net assets of the Master Trust available to the Plan for benefits in the individual investment funds were as follows:

                                                                                       1999                           1998
                                                                                   ----------                      ----------
           Money Market Fund                                                       $  195,247                      $  161,251
           Stable Income Fund                                                          27,777                          34,578
           Bond Fund                                                                  105,501                         119,944
           S & P 500 Index Fund                                                       688,171                         571,232
           Managed Equity Fund                                                         55,018                          46,198
           Growth Equity Fund                                                          12,855                          54,558
           Seagram Stock Fund                                                          47,967                          27,598
           Dreyfus Small Company Value Fund                                            11,684                           4,878
           MSDW International Equity Fund                                               7,172                           2,212
           Loan accounts                                                               15,401                          21,601
                                                                                   ----------                      ----------
           Total                                                                   $1,166,973                      $1,044,050
                                                                                   ==========                      ==========

12.        INVESTMENT INCOME FROM MASTER TRUST

           The appreciation in fair value and other income is as follows:
           Investments held in trust at fair value determined by quoted market prices:

                                                                                                   December 31,
                                                                                        1999                          1998
                                                                                   ----------                      ----------

           Bond Fund                                                               $    (174)                      $     449
           S & P Index Fund                                                          120,226                         156,827
           Managed Equity Fund                                                         2,114                           4,688
           Growth Equity Fund                                                          3,869                           1,134
           Seagram Stock Fund                                                          4,818                           3,493
           Dreyfus Small Company Value Fund                                            1,096                             765
           MSDW  International Equity Fund                                               705                             817
                                                                                   ---------                       ---------
           Investment gains (net of investment losses)                               132,648                         168,173
           Interest and dividends                                                     13,833                          20,805
                                                                                   ---------                       ---------

           Investment Income                                                       $ 146,487                       $ 188,978
                                                                                   =========                       =========

                     THE SEAGRAM 401(k) PLAN - UNI EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS


13.        Special Vesting Provisions for Certain UNI/Pinckneyville Employees

           On May 22, 1999, certain UNI/Pinckneyville Employees became 100% vested in their Participant's Matching Contributions Account, Frozen Matching Contributions Account and Universal Profit Sharing Account provided they meet all of the specified requirements.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Seagram Company Ltd.

The Seagram 401(k) Plan - UNI Employees

         We hereby consent to the incorporation by reference in Registration Statement No. 333-19059 on Form S-8 of our Report dated June 20, 2000 which appears in your Annual Report on Form 11-K of The Seagram 401(k) Plan - UNI Employees for the fiscal year ended December 31, 1999.

/s/ Gutierrez & Co.

Flushing, New York
June 30, 2000